EXHIBIT 10.1

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE
BANCORP OF NEW JERSEY, INC.
2011 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by and between Bancorp of New Jersey, Inc. (the “Company”) and                                            (the “Participant”) as of this        day of                       , 20     (the “Effective Date”).

WHEREAS, the Company maintains the Bancorp of New Jersey, Inc. 2011 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company and its Affiliates; and

WHEREAS, the Plan permits the grant of Restricted Stock; and

WHEREAS, to compensate the Participant for his or her service to the Company and to further align the Participant’s financial interests with those of the Company’s shareholders, the Company desires to award the Participant a number of Shares, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

Section 1.                                          Award of Restricted Shares.  The Company hereby awards the Participant                                                (                        ) shares of Restricted Stock, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Shares”).  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.  Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.

Section 2.                                          Vesting of Restricted Shares.  The Restricted Shares are subject to forfeiture to the Company until they become vested in accordance with this Section 2.  While subject to forfeiture, the Restricted Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.

(a)                       (      %) of the Restricted Shares will become nonforfeitable on each of the next                anniversaries of the Effective Date if the Participant has remained in continuous service to the Company through such anniversary.

(b)         [Immediately prior to a Change in Control, any Restricted Shares that then remain subject to forfeiture will become vested, provided the Participant remains in continuous service with the Company through the completion of that Change in Control.]

(c)          Upon any cessation of the Participant’s service with the Company (whether initiated by the Company, Participant or otherwise): (i) any Restricted Shares which then remain forfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Participant will have no further rights with respect to those Shares.

Section 3.                                          Issuance of Shares.

(a)         The Company will cause the Restricted Shares to be issued in the Participant’s name either by book-entry registration or issuance of a stock certificate or certificates.

(b)         While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares.  As soon as practicable following the time that any Restricted Share becomes vested (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such share), the Company will cause that stop-transfer order to be removed.  The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c)          If any certificate is issued in respect of Restricted Shares, that certificate will be legended and held in escrow by the Company or an agent of the Company.  In addition, the Participant may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares.  At such time as those Restricted Shares become vested, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Participant (again, provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares).

Section 4.                                          Substitute Property.  If, while any of the Restricted Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Participant by reason of the Participant’s ownership of the Restricted Shares, such securities will constitute “Restricted Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the Company (or its agent) and subject to the escrow described in Section 3(c) above.

Section 5.                                          Rights of Participant During Restricted Period.  The Participant will have the right to vote the Restricted Shares and to receive dividends and distributions with respect to the Restricted Shares, notwithstanding that all or some of the Restricted Shares remain subject to forfeiture at the time of any vote, record date to determine shares entitled to vote, dividend or distribution, or record date for any dividend or distribution.

Section 6.                                          Securities Laws.  The Board may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the Shares are then listed or quoted, the Securities Act of 1933 and all other applicable laws.

Section 7.                                          Tax Consequences.

(a)         The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Restricted Shares.  The Participant has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)         No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the Restricted Shares, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, taxes of any kind required by law to be withheld with respect to such amount.  The obligations of the Company hereunder will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(c)          If the Participant makes an election under Section 83(b) of the Code with respect to the grant of the Restricted Shares, the Participant agrees to notify the Company in writing on the day of such election.  The amount includible in the Participant’s income as a result of that election will be subject to tax withholding.  The Participant will be required to remit to the Company in cash, or make other arrangements reasonably satisfactory to the Company for the satisfaction of, such tax withholding amount; failure to do so within three business days of making the Section 83(b) election will result in forfeiture of all the Restricted Shares.

Section 8.                                          The Plan.  This Award of Restricted Stock is subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, a copy of which has been provided to the Participant.  Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper.  All questions of interpretation and application of the Plan shall be determined by the Board and any such determination shall be final, binding and conclusive.

Section 9.                                          Consent to Electronic Delivery.  The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).  For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site.  Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically.  The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

Section 10.                                   Entire Agreement.  This Agreement, together with the Plan, represent the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.  This award of Restricted Shares hereunder will not confer upon the Participant any right to continue in service with the Company or its Affiliates.

Section 11.                                   Governing Law.  This Agreement will be construed in accordance with the laws of the State of New Jersey, without regard to the application of the principles of conflicts of laws.

Section 12.                                   Amendment.  Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

Section 13.                                   Execution.  This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Restricted Stock Award Agreement on the respective date(s) below indicated.

BANCORP OF NEW JERSEY, INC.

By:

Name:

Title:

Date:

PARTICIPANT

Signature:

Date: